UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On October 3, 2013, Landmark Apartment Trust of America, Inc. (the “Company”), through Landmark Apartment Trust of America Holdings, LP (the “Operating Partnership”), the Company’s operating partnership, acquired two multifamily apartment properties for the aggregate purchase price of approximately $58,800,000, including the assumption of mortgage indebtedness in the aggregate amount of approximately $30,759,373 and the issuance of 3,548,002 common limited partnership units in the Operating Partnership, as set forth in more detail below.

Acquisition of Landmark at Woodland Trace Apartments

On October 3, 2013, the Company, through the Operating Partnership, acquired 100% of the partnership interests in Landmark at Woodland Trace LP, which owns as its sole asset a multifamily residential apartment project in Cassleberry, Florida, known as Landmark at Woodland Trace Apartments (the “Woodland Trace Property”), in exchange for consideration consisting of (i) 1,513,110 common limited partnership units in the Operating Partnership valued at $8.15 per unit (subject to prorations and adjustments) and (ii) existing mortgage indebtedness remaining in place with an outstanding principal balance of approximately $14,819,508. The Woodland Trace Property is comprised of approximately 326,856 rentable square feet containing 384 units. As of October 3, 2013, the Woodland Trace Property was 92% occupied.

The existing mortgage remaining in place after the acquisition of the Woodland Trace Property had an outstanding balance as of closing of approximately $14,819,508 held in a CMBS pool sub-serviced by Berkadia Commercial Mortgage LLC. Interest accrues on the loan at a fixed rate equal to 4.28% and the loan matures in November 2018.

Acquisition of Landmark at Grayson Park Apartments

On October 3, 2013, the Company, through its Operating Partnership, acquired 100% of the partnership interests in Landmark at Grayson Park LP, which owns as its sole asset a multifamily residential apartment project in Tampa, Florida, known as Landmark at Grayson Park Apartments (the “Grayson Park Property”), in exchange for consideration consisting of (i) 2,034,892 common limited partnership units in the Operating Partnership valued at $8.15 per unit (subject to prorations and adjustments) and (ii) existing mortgage indebtedness remaining in place with an outstanding principal balance of approximately $15,939,865. The Grayson Park Property is an apartment community located in Tampa, Florida, comprised of approximately 334,584 rentable square feet containing 408 units. As of October 3, 2013, the Grayson Park Property was 95% occupied.

The existing mortgage remaining in place after the acquisition of the Grayson Park Property had an outstanding balance as of closing of approximately $15,939,865 held in a CMBS pool serviced by Berkadia Commercial Mortgage LLC. Interest accrues on the loan at a fixed rate equal to 4.91% and the loan matures in April 2015.

The contributor of both properties was Elco LR OPT I REIT LP, which is affiliated with Messrs. Joseph G. Lubeck and Michael Salkind, two of the Company’s directors.

In evaluating the acquisition of the properties and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors, including property condition reports, tenant rent rolls, property location, visibility and access, age of the property, physical condition and curb appeal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including average household income, neighborhood growth patterns and economic conditions, and the presence of demand generators.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above under Item 2.01 regarding the issuance of common limited partnership units in the operating partnership is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real properties described in Item 2.01 above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that such financial statements, to the extent required, will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

(c)	Shell Company Transactions

None.

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 9, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Assistant Chief Financial Officer, Treasurer and Secretary

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